[Skadden, Arps, Slate, Meagher & Flom LLP Letterhead]

Exhibit 5.1

May 9, 2018
Array BioPharma Inc.
3200 Walnut Street
Boulder, CO 80301

Re:    Array BioPharma Inc. – Offering of Common Stock
Ladies and Gentlemen:
We have acted as special counsel to Array BioPharma Inc., a Delaware corporation (the “Company”), in connection with the offer and sale by the Company from time to time of shares (the “Securities”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), having an aggregate gross sales price not to exceed $125,000,000.
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).
In rendering the opinions stated herein, we have examined and relied upon the following:
(a)the registration statement on Form S-3ASR (File No. 333-220443) of the Company relating to Common Stock and other securities of the Company filed on September 13, 2017 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

May 9, 2018

(b)the prospectus, dated September 13, 2017 (the "Base Prospectus"), which forms a part of and is included in the Registration Statement;
(c)the prospectus supplement, dated May 9, 2018 (together with the Base Prospectus, the "Prospectus"), relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;
(d)an executed copy of the Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”), dated May 9, 2018, between the Company and Cantor Fitzgerald & Co., as agent and/or principal, relating to the sale by the Company to or through Cantor Fitzgerald &Co., from time to time, of the Securities;
(e)an executed copy of a certificate of Curt Oltmans, Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);
(f)a copy of the Company’s Amended and Restated Certificate of Incorporation, certified by the Secretary of State of the State of Delaware as of May 2, 2018, and certified pursuant to the Secretary’s Certificate;
(g)a copy of the Company’s Amended and Restated Bylaws, as amended and in effect as of the date hereof and certified pursuant to the Secretary’s Certificate; and
(h)a copy of certain resolutions of the Board of Directors of the Company, adopted on May 3, 2018, certified pursuant to the Secretary’s Certificate.
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Sales Agreement.
In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the factual representations and warranties set forth in the Sales Agreement.

May 9, 2018

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).
Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Securities have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and when issued and sold in accordance with the Sales Agreement, will be validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.001 per share of Common Stock.
We hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q being filed on the date hereof and incorporated by reference into the Registration Statement and the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.
Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP